Pricing Supplement
(To the Prospectus dated September 21, 2005,	Filed Pursuant to Rule 424(b)(2)
Prospectus Supplement dated September 22, 2005 and the	Registration No. 333-126811
Product Supplement dated June 7, 2006)	October 30, 2006

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes Under One RoofSM

Terms used in this pricing supplement are described or defined in the product supplement and prospectus supplement. The Notes offered will have the terms described in the product supplement, prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a Linked Share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single Linked Share (not a basket or index of Linked Shares). The following terms relate to each separate Note offering:

• Issuer:	Barclays Bank PLC

• Issue date:	October 31, 2006

• Initial valuation date:	October 27, 2006

• Final valuation date:	October 26, 2007

• Maturity date:	October 31, 2007

• Final price:	Closing price of the Linked Share on the final valuation date.

• Interest payment dates:	Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

• Initial public offering price:	100%

• Deposit income:	5.14%

• Put premium:	The coupon rate minus the deposit income.

The following terms relate to the specific Note offering for each respective Linked Share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance #	CUSIP/ISIN
Newmont Mining Corp	$44.32	6	NEM	$1,000,000	10.50%	80%	97.50%	$975,000	2.5%	$25,000	E-150	06738C PK 9
Sunoco Inc.	$66.40	7	SUN	$3,000,000	11.00%	75%	97.50%	$2,925,000	2.5%	$75,000	E-151	06738C PL 7
Applied Material Inc.	$17.26	8	AMAT	$1,000,000	9.50%	80%	97.50%	$975,000	2.5%	$25,000	E-152	06738C PM 5
IndyMac Bancorp Inc.	$45.29	9	NDE	$3,000,000	10.50%	75%	97.50%	$2,925,000	2.5%	$75,000	E-153	06738C PN 3
Devon Energy Corp	$67.18	10	DVN	$1,000,000	10.00%	80%	97.50%	$975,000	2.5%	$25,000	E-154	06738C PP 8
El Paso Corp	$13.82	11	EP	$1,000,000	9.50%	80%	97.50%	$975,000	2.5%	$25,000	E-155	06738C PQ 6]
Alcoa Inc.	$28.30	12	AA	$4,000,000	9.00%	80%	97.50%	$3,900,000	2.5%	$100,000	E-156	06738C PR 4
Adobe Systems Inc.	$38.57	13	ADBE	$1,000,000	9.75%	75%	97.50%	$975,000	2.5%	$25,000	E-157	06738C PS 2

See “ Risk Factors” in this pricing supplement and beginning on page PS-4 of the product supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACHNOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different Linked Share. The purchaser of a Note will acquire a security linked to a single Linked Share (not to a basket or index of Linked Shares) identified on the cover page. Although each Note offering relates only to the individual Linked Share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those Linked Shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus, prospectus supplement and product supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the product supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus, prospectus supplement and product supplement may be accessed on the SEC Web site at www.sec.gov as follows:

http://www.sec.gov/Archives/edgar/data/312070/000119312506125567/d424b2.htm.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page PS-4 of the product supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes.

Suitability of Notes for Investment — You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the product supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection — The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon — Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the Linked Share.

No Secondary Market — Upon issuance, the Notes will not have an established trading market.

Antidilution — Following certain corporate events relating to the Linked Share, you will receive at maturity, cash or a number of shares of the securities of a successor corporation to the company underlying the Linked Share, based on the closing price of such successor’s common stock. Other corporate events may cause an early acceleration of your Note. The calculation agent is not required to make an adjustment for every corporate event that can affect the Linked Share. If an event occurs that is perceived by the market to dilute the Linked Share but that does not require the calculation agent to adjust the amount of the Linked Share payable at maturity, the market value of the Notes and the amount payable at maturity may be materially and adversely affected.

Taxes — We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the Linked Shares is lower than the initial price of the Linked Shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the Linked Shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, instead of the full principal amount of your Notes, the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price). We may under certain circumstances to be determined by and at the sole option of Barclays Bank PLC, pay investors, in lieu of the physical delivery amount, the cash equivalent of such shares with a per share price equal to the final price. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount.

If you receive shares of the Linked Shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the Linked Shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date or another date as specified on the front cover at the coupon rate specified on the front cover. The interest paid, if any, will include interest accrued from the issue date or another date as specified on the front cover or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. See “Specific Terms of the Notes–Regular Record Dates for Interest” in the product supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the Linked Shares. The physical delivery amount, the initial price of the Linked Shares and other amounts may change due to stock splits or other corporate actions. See “Share Adjustments Relating to Notes With an Equity Security As the Reference Asset” in the product supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the product supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations–Tax Treatment of U.S. Holders–Tax Treatment of the Deposit on Notes with a Term of One Year of Less” in the accompanying product supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying product supplement called “Certain U.S. Federal Income Tax Considerations.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the section “Reference Asset Sponsor or Issuer and Reference Asset Information” in the accompanying product supplement. Companies with securities registered under the Securities Exchange Act are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Securities Exchange Act by a company issuing a Linked Share can be located by reference to the relevant Linked Share SEC file number specified below.

The summary information below regarding the companies issuing the stock comprising the Linked Shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the Linked Shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each Linked Share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each Linked Share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the Linked Shares, based on certain percentage changes between the initial price and final price of the Linked Shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the Linked Shares is determined.

If the final price of the Linked Shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the Linked Shares is below its initial price but the closing price of the Linked Shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the Linked Shares is below its initial price and the closing price of the Linked Shares fell below the protection price during the term of the Notes, you will receive, instead of the full principal amount of your Notes, the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price). We may under certain circumstances to be determined by and at the sole option of Barclays Bank PLC, pay investors, in lieu of the physical delivery amount, the cash equivalent of such shares with a per share price equal to the final price. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the Linked Shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the Linked Shares, the total return on the Notes would be higher relative to the total return of an investment in the Linked Shares.

If you had invested directly in the Linked Shares for the same period, you would have received total cash payments representing the number of shares of the Linked Shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the Linked Shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the Linked Shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the Linked Shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the Linked Shares, the total return on the Notes would be lower relative to the total return of an investment in the Linked Shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the Linked Shares is set forth below in the Table of Hypothetical Values at Maturity.

Newmont Mining Corp

According to publicly available information, Newmont Mining Corporation (the “Company”) primarily engages in the exploration for and production of gold. The Company has mining operations in the United States, Australia, Peru, Indonesia, Ghana, Canada, Uzbekistan, Bolivia, New Zealand, and Mexico. As of December 31, 2005, the Company had 93.2 million equity ounces of proven and probable gold reserves and an aggregate land position of approximately 50,600 square miles. The Company also engages in the production of copper in Indonesia. The Company was founded in 1916 and is headquartered in Denver, Colorado.

The Linked Share’s SEC file number is 001-31240.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	19.24	14.00	16.12
June 29, 2001	24.60	15.16	18.61
September 28, 2001	24.80	17.97	23.60
December 31, 2001	25.23	18.76	19.11
March 29, 2002	28.26	18.52	27.69
June 28, 2002	32.75	26.14	26.33
September 30, 2002	29.94	20.80	27.51
December 31, 2002	30.20	22.57	29.03
March 31, 2003	30.60	24.08	26.15
June 30, 2003	34.40	24.80	32.46
September 30, 2003	42.50	31.01	39.09
December 31, 2003	50.28	37.25	48.61
March 31, 2004	50.20	40.51	46.63
June 30, 2004	47.32	34.70	38.76
September 30, 2004	46.11	37.65	45.53
December 31, 2004	49.98	43.00	44.41
March 31, 2005	46.64	40.07	42.25
June 30, 2005	42.60	34.90	39.03
September 30, 2005	48.20	36.55	47.17
December 31, 2005	53.93	42.08	53.40
March 31, 2006	62.72	46.60	51.89
June 30, 2006	59.70	47.34	52.93
September 29, 2006	56.50	41.75	42.75
October 27, 2006	44.65	40.83	44.32

*	High, low and closing prices are for the period starting October 2, 2006 and ending October 27, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

•	Linked Share: NEM.

•	Initial price: $44.32.

•	Protection level: 80%.

•	Protection price: $35.46.

•	Physical delivery amount: 22($1,000/$44.32).

•	Fractional shares: 0.563177.

•	Coupon: 10.50% per annum.

•	Maturity: October 31, 2007.

•	Dividend yield: 0.9%.

•	Coupon Amount per month $8.75.

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	10.500%		100.90%
+ 90%	10.500%		90.90%
+ 80%	10.500%		80.90%
+ 70%	10.500%		70.90%
+ 60%	10.500%		60.90%
+ 50%	10.500%		50.90%
+ 40%	10.500%		40.90%
+ 30%	10.500%		30.90%
+ 20%	10.500%		20.90%
+ 10%	10.500%		10.90%
+ 5%	10.500%		5.90%
0%	10.500%		0.90%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.500%	5.50%	-4.10%
- 10%	10.500%	0.50%	-9.10%
- 20%	10.500%	-9.50%	-19.10%
- 30%	N/A	-19.50%	-29.10%
- 40%	N/A	-29.50%	-39.10%
- 50%	N/A	-39.50%	-49.10%
- 60%	N/A	-49.50%	-59.10%
- 70%	N/A	-59.50%	-69.10%
- 80%	N/A	-69.50%	-79.10%
- 90%	N/A	-79.50%	-89.10%
- 100%	N/A	-89.50%	-99.10%

Sunoco Inc

According to publicly available information, SUNOCO, INC. (the “Company”), through its subsidiaries, manufactures and markets various petroleum products, including fuels, lubricants, and some petrochemicals in the United States. It also engages in the manufacture of chemicals with interests in logistics and cokemaking. The Company operates in four segments: Refining and Supply, Retail Marketing, Chemicals, Logistics. The Refining and Supply segment manufactures petroleum products, including gasoline; middle distillates, such as jet fuel, heating oil, and diesel fuel; and residual fuel oil. The Retail Marketing segment engages in the retail sale of gasoline and middle distillates, as well as the operation of convenience stores in 24 states, primarily on the East Coast and in the midwest region of the United States. The Chemicals segment manufactures, distributes, and markets commodity and intermediate petrochemicals. The Logistics segment operates refined product crude oil pipelines and terminals, and conducts crude oil acquisition and marketing activities.

The Linked Share’s SEC file number is 001-06841.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	19.24	14.00	16.12
June 29, 2001	24.60	15.16	18.61
September 28, 2001	24.80	17.97	23.60
December 31, 2001	25.23	18.76	19.11
March 29, 2002	28.26	18.52	27.69
June 28, 2002	32.75	26.14	26.33
September 30, 2002	29.94	20.80	27.51
December 31, 2002	30.20	22.57	29.03
March 31, 2003	30.60	24.08	26.15
June 30, 2003	34.40	24.80	32.46
September 30, 2003	42.50	31.01	39.09
December 31, 2003	50.28	37.25	48.61
March 31, 2004	50.20	40.51	46.63
June 30, 2004	47.32	34.70	38.76
September 30, 2004	46.11	37.65	45.53
December 31, 2004	49.98	43.00	44.41
March 31, 2005	46.64	40.07	42.25
June 30, 2005	42.60	34.90	39.03
September 30, 2005	48.20	36.55	47.17
December 31, 2005	53.93	42.08	53.40
March 31, 2006	62.72	46.60	51.89
June 30, 2006	59.70	47.34	52.93
September 29, 2006	56.50	41.75	42.75
October 27, 2006	67.74	58.83	66.40

*	High, low and closing prices are for the period starting October 2, 2006 and ending October 27, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

•	Linked Share: SUN.

•	Initial price: $66.40.

•	Protection level: 75%.

•	Protection price: $49.80.

•	Physical delivery amount: 15($1,000/$66.40).

•	Fractional shares: 0.060241.

•	Coupon: 11% per annum.

•	Maturity: October 31, 2007.

•	Dividend yield: 1.36%.

•	Coupon Amount per month: $9.17.

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	11.000%		101.36%
+ 90%	11.000%		91.36%
+ 80%	11.000%		81.36%
+ 70%	11.000%		71.36%
+ 60%	11.000%		61.36%
+ 50%	11.000%		51.36%
+ 40%	11.000%		41.36%
+ 30%	11.000%		31.36%
+ 20%	11.000%		21.36%
+ 10%	11.000%		11.36%
+ 5%	11.000%		6.36%
0%	11.000%		1.36%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.000%	6.00%	-3.64%
- 10%	11.000%	1.00%	-8.64%
- 20%	11.000%	-9.00%	-18.64%
- 30%	N/A	-19.00%	-28.64%
- 40%	N/A	-29.00%	-38.64%
- 50%	N/A	-39.00%	-48.64%
- 60%	N/A	-49.00%	-58.64%
- 70%	N/A	-59.00%	-68.64%
- 80%	N/A	-69.00%	-78.64%
- 90%	N/A	-79.00%	-88.64%
- 100%	N/A	-89.00%	-98.64%

Applied Material Inc.

According to publicly available information, Applied Materials, Inc. (the “Company”) engages in the development, manufacture, marketing, and service of integrated circuit fabrication equipment for the semiconductor industry worldwide. It offers systems that perform the chip fabrication process, including atomic layer deposition chemical vapor deposition, physical vapor deposition, electrochemical plating, etch, ion implantation, rapid thermal processing, chemical mechanical polishing, wafer wet cleaning, wafer metrology and inspection, and flat panel display manufacturing, as well as systems that etch, measure, and inspect circuit patterns on masks used in the photolithography process. The Company’s products are marketed and sold worldwide through a direct sales force. It serves semiconductor wafer manufacturers and integrated circuit manufacturers in Taiwan, North America, Japan, Korea, Europe, and Asia Pacific.

The Linked Share’s SEC file number is 000-06920.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	26.97	19.00	21.75
June 29, 2001	29.55	18.28	24.55
September 28, 2001	25.23	13.53	14.22
December 31, 2001	23.29	13.30	20.05
March 29, 2002	27.20	19.50	27.14
June 28, 2002	27.95	18.09	19.02
September 30, 2002	20.06	10.73	11.55
December 31, 2002	17.91	10.26	13.03
March 31, 2003	16.30	11.25	12.58
June 30, 2003	17.64	12.56	15.84
September 30, 2003	22.34	15.40	18.13
December 31, 2003	25.94	18.19	22.44
March 31, 2004	24.75	19.79	21.33
June 30, 2004	22.96	17.81	19.62
September 30, 2004	19.53	15.36	16.49
December 31, 2004	18.33	15.49	17.10
March 31, 2005	18.14	15.15	16.25
June 30, 2005	17.43	14.33	16.18
September 30, 2005	18.60	15.99	16.96
December 31, 2005	19.47	15.96	17.94
March 31, 2006	21.06	17.27	17.51
June 30, 2006	19.20	15.75	16.28
September 29, 2006	17.99	14.39	17.73
October 27, 2006	19.02	17.04	17.26

*	High, low and closing prices are for the period starting October 2, 2006 and ending October 27, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

•	Linked Share: AMAT.

•	Initial price: $17.26.

•	Protection level: 80%.

•	Protection price: $13.81.

•	Physical delivery amount: 57($1,000/$17.26).

•	Fractional shares: 0.937428.

•	Coupon: 9.50% per annum.

•	Maturity: October 31, 2007.

•	Dividend yield: 0.93%.

•	Coupon Amount per month: $7.92.

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.500%		100.93%
+ 90%	9.500%		90.93%
+ 80%	9.500%		80.93%
+ 70%	9.500%		70.93%
+ 60%	9.500%		60.93%
+ 50%	9.500%		50.93%
+ 40%	9.500%		40.93%
+ 30%	9.500%		30.93%
+ 20%	9.500%		20.93%
+ 10%	9.500%		10.93%
+ 5%	9.500%		5.93%
0%	9.500%		0.93%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.500%	4.50%	-4.07%
10%	9.500%	-0.50%	-9.07%
20%	9.500%	-10.50%	-19.07%
30%	N/A	-20.50%	-29.07%
40%	N/A	-30.50%	-39.07%
50%	N/A	-40.50%	-49.07%
60%	N/A	-50.50%	-59.07%
70%	N/A	-60.50%	-69.07%
80%	N/A	-70.50%	-79.07%
90%	N/A	-80.50%	-89.07%
100%	N/A	-90.50%	-99.07%

IndyMac Bancorp Inc

According to publicly available information, INDYMAC BANCORP, INC. (the “Company”) operates as the holding company for IndyMac Bank, F.S.B., a thrift/mortgage bank, which provides mortgage products and services in Los Angeles County. The Company operates through two segments: Mortgage Banking and Thrift. The Mortgage Banking segment offers various products, such as adjustable-rate mortgages, fixed-rate mortgages, construction-to-permanent loans, subprime mortgages, and reverse mortgages. It originates or purchases mortgage loans through its relationships with mortgage brokers, mortgage bankers, and financial institutions. The Thrift segment principally invests in single-family residential mortgage loans; construction financing for single-family residences or lots provided directly to individual consumers; builder construction financing facilities for larger residential subdivision loans; home equity lines of credit; and mortgage-backed securities. It also provides short-term revolving warehouse lending facilities to small-to-medium size mortgage bankers and brokers to finance mortgage loans. As of December 31, 2005, the Company operated through a network of 26 branches in southern California.

The Linked Share’s SEC file number is 001-08972.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	30.00	23.45	28.74
June 29, 2001	30.00	21.69	26.80
September 28, 2001	28.92	21.37	27.11
December 31, 2001	28.95	20.00	23.38
March 29, 2002	25.95	21.97	24.70
June 28, 2002	26.89	22.16	22.68
September 30, 2002	23.85	17.55	19.27
December 31, 2002	20.20	16.14	18.49
March 31, 2003	20.51	17.65	19.45
June 30, 2003	26.96	19.00	25.42
September 30, 2003	27.33	21.17	23.17
December 31, 2003	31.97	23.20	29.79
March 31, 2004	36.86	29.30	36.29
June 30, 2004	37.44	29.21	31.60
September 30, 2004	37.01	30.83	36.20
December 31, 2004	38.10	30.87	34.45
March 31, 2005	39.15	32.83	34.00
June 30, 2005	43.44	33.04	40.73
September 30, 2005	46.25	37.40	39.58
December 31, 2005	40.50	34.40	39.02
March 31, 2006	43.24	37.71	40.93
June 30, 2006	50.50	40.44	45.85
September 29, 2006	47.24	37.15	41.16
October 27, 2006	45.79	40.81	45.29

*	High, low and closing prices are for the period starting October 2, 2006 and ending October 27, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

•	Linked Share: NDE.

•	Initial price: $45.29.

•	Protection level: 75%.

•	Protection price: $33.97.

•	Physical delivery amount: 22($1,000/$45.29).

•	Fractional shares: 0.079929.

•	Coupon: 10.50% per annum.

•	Maturity: October 31, 2007.

•	Dividend yield: 3.97%.
•	Coupon Amount per month: $8.75.

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.500%		103.97%
+ 90%	10.500%		93.97%
+ 80%	10.500%		83.97%
+ 70%	10.500%		73.97%
+ 60%	10.500%		63.97%
+ 50%	10.500%		53.97%
+ 40%	10.500%		43.97%
+ 30%	10.500%		33.97%
+ 20%	10.500%		23.97%
+ 10%	10.500%		13.97%
+ 5%	10.500%		8.97%
0%	10.500%		3.97%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.500%	5.50%	-1.03%
- 10%	10.500%	0.50%	-6.03%
- 20%	10.500%	-9.50%	-16.03%
- 30%	N/A	-19.50%	-26.03%
- 40%	N/A	-29.50%	-36.03%
- 50%	N/A	-39.50%	-46.03%
- 60%	N/A	-49.50%	-56.03%
- 70%	N/A	-59.50%	-66.03%
- 80%	N/A	-69.50%	-76.03%
- 90%	N/A	-79.50%	-86.03%
- 100%	N/A	-89.50%	-96.03%

Devon Energy Corp

According to publicly available information, Devon Energy Corporation (the “Company”) primarily engages in the exploration, development, production of oil and gas. It owns oil and gas properties located principally the United States and Canada. The Company’s U.S. operations are focused in the Permian Basin, the Mid-Continent, the Rocky Mountains, and onshore and offshore Gulf Coast regions; and Canadian properties are focused in the western Canadian sedimentary basin in Alberta and British Columbia. The Company also owns properties located in Azerbaijan, China, and Egypt, as well as areas in West Africa, including Equatorial Guinea, Gabon, and Cote d’Ivoire. In addition, the Company markets and transports oil, gas, and natural gas liquids; and constructs and operates pipelines, storage and treating facilities, and gas processing plants. The Company sells its gas production to various customers, including pipelines, utilities, gas marketing firms, industrial users, and local distribution companies.

The Linked Share’s SEC file number is 001-32318.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	30.00	23.45	28.74
June 29, 2001	30.00	21.69	26.80
September 28, 2001	28.92	21.37	27.11
December 31, 2001	28.95	20.00	23.38
March 29, 2002	25.95	21.97	24.70
June 28, 2002	26.89	22.16	22.68
September 30, 2002	23.85	17.55	19.27
December 31, 2002	20.20	16.14	18.49
March 31, 2003	20.51	17.65	19.45
June 30, 2003	26.96	19.00	25.42
September 30, 2003	27.33	21.17	23.17
December 31, 2003	31.97	23.20	29.79
March 31, 2004	36.86	29.30	36.29
June 30, 2004	37.44	29.21	31.60
September 30, 2004	37.01	30.83	36.20
December 31, 2004	38.10	30.87	34.45
March 31, 2005	39.15	32.83	34.00
June 30, 2005	43.44	33.04	40.73
September 30, 2005	46.25	37.40	39.58
December 31, 2005	40.50	34.40	39.02
March 31, 2006	43.24	37.71	40.93
June 30, 2006	50.50	40.44	45.85
September 29, 2006	47.24	37.15	41.16
October 27, 2006	69.35	59.20	67.18

*	High, low and closing prices are for the period starting October 2, 2006 and ending October 27, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

•	Linked Share: DVN.

•	Initial price: $67.18.

•	Protection level: 80%.

•	Protection price: $53.74.

•	Physical delivery amount: 14($1,000/$67.18).

•	Fractional shares: 0.885383.

•	Coupon: 10.00% per annum.

•	Maturity: October 31, 2007.

•	Dividend yield: 0.61%.

•	Coupon Amount per month: $8.33.

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.000%		100.61%
+ 90%	10.000%		90.61%
+ 80%	10.000%		80.61%
+ 70%	10.000%		70.61%
+ 60%	10.000%		60.61%
+ 50%	10.000%		50.61%
+ 40%	10.000%		40.61%
+ 30%	10.000%		30.61%
+ 20%	10.000%		20.61%
+ 10%	10.000%		10.61%
+ 5%	10.000%		5.61%
0%	10.000%		0.61%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.000%	5.00%	-4.39%
- 10%	10.000%	0.00%	-9.39%
- 20%	10.000%	-10.00%	-19.39%
- 30%	N/A	-20.00%	-29.39%
- 40%	N/A	-30.00%	-39.39%
- 50%	N/A	-40.00%	-49.39%
- 60%	N/A	-50.00%	-59.39%
- 70%	N/A	-60.00%	-69.39%
- 80%	N/A	-70.00%	-79.39%
- 90%	N/A	-80.00%	-89.39%
- 100%	N/A	-90.00%	-99.39%

El Paso Corp

According to publicly available information, El Paso Corporation (the “Company”) provides natural gas and related products in North America. It involves in the natural gas transmission and exploration and production operations. The Company provides natural gas transmission and related services through its pipeline systems. As of December 31, 2005, it owned or had interests in approximately 55,500 miles of interstate natural gas pipelines, as well as owned approximately 420 billion cubic feet of storage capacity, as of the above date. The Company also focuses on the exploration for and the acquisition, development, and production of natural gas, oil, and natural gas liquids. It had approximately 2.4 trillion cubic feet of proved natural gas and oil reserves as of above date.

The Linked Share’s SEC file number is 001-14365.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	75.30	57.25	65.30
June 29, 2001	71.10	49.90	52.54
September 28, 2001	54.48	38.00	41.55
December 31, 2001	54.05	35.00	44.61
March 29, 2002	46.89	31.70	44.03
June 28, 2002	46.80	18.88	20.61
September 30, 2002	21.07	5.30	8.27
December 31, 2002	11.91	4.39	6.96
March 31, 2003	10.30	3.33	6.05
June 30, 2003	9.89	5.85	8.08
September 30, 2003	8.95	6.51	7.30
December 31, 2003	8.29	5.97	8.19
March 31, 2004	9.88	6.57	7.11
June 30, 2004	7.95	6.58	7.88
September 30, 2004	9.20	7.37	9.19
December 31, 2004	11.85	8.42	10.40
March 31, 2005	13.15	10.01	10.58
June 30, 2005	11.87	9.30	11.52
September 30, 2005	14.16	11.13	13.90
December 31, 2005	14.07	10.76	12.16
March 31, 2006	13.95	11.80	12.05
June 30, 2006	16.00	11.85	15.00
September 29, 2006	16.39	12.82	13.64
October 27, 2006	14.04	13.14	13.82

*	High, low and closing prices are for the period starting October 2, 2006 and ending October 27, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

•	Linked Share: EP.

•	Initial price: $13.82.

•	Protection level: 80%.

•	Protection price: $11.06.

•	Physical delivery amount: 72($1,000/$13.82).

•	Fractional shares: 0.358900.

•	Coupon: 9.50% per annum.

•	Maturity: October 31, 2007.

•	Dividend yield: 1.16%.

•	Coupon Amount per month: $7.92.

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	9.500%		101.16%
+ 90%	9.500%		91.16%
+ 80%	9.500%		81.16%
+ 70%	9.500%		71.16%
+ 60%	9.500%		61.16%
+ 50%	9.500%		51.16%
+ 40%	9.500%		41.16%
+ 30%	9.500%		31.16%
+ 20%	9.500%		21.16%
+ 10%	9.500%		11.16%
+ 5%	9.500%		6.16%
0%	9.500%		1.16%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.500%	4.50%	-3.84%
- 10%	9.500%	-0.50%	-8.84%
- 20%	9.500%	-10.50%	-18.84%
- 30%	N/A	-20.50%	-28.84%
- 40%	N/A	-30.50%	-38.84%
- 50%	N/A	-40.50%	-48.84%
- 60%	N/A	-50.50%	-58.84%
- 70%	N/A	-60.50%	-68.84%
- 80%	N/A	-70.50%	-78.84%
- 90%	N/A	-80.50%	-88.84%
- 100%	N/A	-90.50%	-98.84%

Alcoa Inc.

According to publicly available information, ALCOA, INC. (the “Company”) produces primary aluminum, fabricated aluminum, and alumina worldwide. It offers flat-rolled products, such as sheet and plate, foil products, and can reclamations; engineered solutions that comprise aerospace products, automotive components, AFL automotives, castings, auto engineering products, and fasteners. In addition, the Company offers nonaluminum products, including precision castings, industrial fasteners, vinyl siding, plastic closures, PVC film, and electrical distribution systems for cars and trucks. Alcoa’s products are used in aircraft, automobiles, commercial transportation, packaging, consumer products, building and construction, and industrial applications. The Company has joint venture with China International Trust and Investment Company to produce aluminum rolled products.

The Linked Share’s SEC file number is 001-03610.

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	39.58	30.63	35.95
June 29, 2001	45.71	33.75	40.00
September 28, 2001	42.00	27.36	31.01
December 31, 2001	40.50	29.82	35.55
March 29, 2002	39.75	33.34	37.74
June 28, 2002	39.09	30.17	33.15
September 30, 2002	33.80	18.35	19.30
December 31, 2002	26.37	17.62	22.78
March 31, 2003	24.75	18.45	19.38
June 30, 2003	27.22	18.86	25.50
September 30, 2003	29.50	24.00	26.16
December 31, 2003	38.92	26.27	38.00
March 31, 2004	39.44	32.60	34.69
June 30, 2004	36.60	28.51	33.03
September 30, 2004	33.70	29.44	33.59
December 31, 2004	34.99	30.63	31.42
March 31, 2005	32.29	28.01	30.39
June 30, 2005	31.80	25.91	26.13
September 30, 2005	29.98	23.81	24.42
December 31, 2005	29.84	22.28	29.57
March 31, 2006	32.20	28.39	30.56
June 30, 2006	36.96	28.55	32.36
September 29, 2006	34.00	26.60	28.04
October 27, 2006	28.30	26.60	28.30

*	High, low and closing prices are for the period starting October 2, 2006 and ending October 27, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

•	Linked Share: AA.

•	Initial price: $28.30.

•	Protection level: 80%.

•	Protection price: $22.64.

•	Physical delivery amount: 35 ($1,000/$28.30).

•	Fractional shares: 0.335689.

•	Coupon: 9.00% per annum.

•	Maturity: October 31, 2007.

•	Dividend yield: 2.12%.

•	Coupon Amount per month $7.50.

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	9.000%		102.12%
+ 90%	9.000%		92.12%
+ 80%	9.000%		82.12%
+ 70%	9.000%		72.12%
+ 60%	9.000%		62.12%
+ 50%	9.000%		52.12%
+ 40%	9.000%		42.12%
+ 30%	9.000%		32.12%
+ 20%	9.000%		22.12%
+ 10%	9.000%		12.12%
+ 5%	9.000%		7.12%
0%	9.000%		2.12%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.000%	4.00%	-2.88%
- 10%	9.000%	-1.00%	-7.88%
- 20%	9.000%	-11.00%	-17.88%
- 30%	N/A	-21.00%	-27.88%
- 40%	N/A	-31.00%	-37.88%
- 50%	N/A	-41.00%	-47.88%
- 60%	N/A	-51.00%	-57.88%
- 70%	N/A	-61.00%	-67.88%
- 80%	N/A	-71.00%	-77.88%
- 90%	N/A	-81.00%	-87.88%
-100%	N/A	-91.00%	-97.88%

Adobe Systems Inc

According to publicly available information, ADOBE SYSTEMS INCORPORATED (the “Company”) offers business and mobile software and services worldwide. It operates in five business segments: Creative Solutions, Knowledge Worker Solutions (KWS), Mobile and Device Solutions (MDS), Enterprise and Developer Solutions (EDS), and Other. The Creative Solutions segment provides video, animation, motion graphics, visual effects, Web design and publishing, and other solutions. The KWS segment offers collaboration tools, desktop software, graphics applications, Web conferencing solutions, and other products. The MDS segment offers software solutions for mobile phones and other consumer electronic devices. The EDS segment provides server-based software, as well as converts paper-based documents into indexed, searchable, platform-independent electronic PDF files for archiving and distribution. The Other business segment offers solutions for platform, OEM postscript, and print and classic publishing. The company’s products are distributed through distributors and dealers, retailers, value-added resellers, systems integrators, independent software vendors, and OEMs, as well as through its Web site. Adobe Systems has strategic alliance with Verizon Wireless, Inc. and Viacom, Inc.

The Linked Share’s SEC file number is 000-15175.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	30.81	12.28	17.45
June 29, 2001	24.40	14.73	23.50
September 28, 2001	23.92	11.10	11.99
December 31, 2001	18.80	11.63	15.53
March 29, 2002	20.69	15.10	20.15
June 28, 2002	21.66	13.03	14.25
September 30, 2002	14.49	8.25	9.55
December 31, 2002	15.54	8.86	12.40
March 31, 2003	17.14	12.29	15.42
June 30, 2003	20.00	15.20	16.04
September 30, 2003	21.00	15.61	19.70
December 31, 2003	23.19	18.78	19.54
March 31, 2004	20.23	17.15	19.65
June 30, 2004	23.68	19.70	23.25
September 30, 2004	25.37	19.66	24.74
December 31, 2004	32.24	24.64	31.37
March 31, 2005	34.48	27.40	33.59
June 30, 2005	34.45	26.57	28.61
September 30, 2005	30.40	25.80	29.85
December 31, 2005	39.34	27.86	36.96
March 31, 2006	40.85	34.91	34.95
June 30, 2006	39.87	27.50	30.36
September 29, 2006	38.61	25.98	37.46
October 27, 2006	39.36	36.75	38.57

*	High, low and closing prices are for the period starting October 2, 2006 and ending October 27, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

•	Linked Share: ADBE.

•	Initial price: $38.57.

•	Protection level: 75%.

•	Protection price: $28.93.

•	Physical delivery amount: 25 ($1,000/$38.57).

•	Fractional shares: 0.926886.

•	Coupon: 9.75% per annum.

•	Maturity: October 31, 2007.

•	Dividend yield: 0%.

•	Coupon Amount per month: $8.13.

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	9.750%		100.00%
+ 90%	9.750%		90.00%
+ 80%	9.750%		80.00%
+ 70%	9.750%		70.00%
+ 60%	9.750%		60.00%
+ 50%	9.750%		50.00%
+ 40%	9.750%		40.00%
+ 30%	9.750%		30.00%
+ 20%	9.750%		20.00%
+ 10%	9.750%		10.00%
+ 5%	9.750%		5.00%
0%	9.750%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.750%	4.75%	-5.00%
- 10%	9.750%	-0.25%	-10.00%
- 20%	9.750%	-10.25%	-20.00%
- 30%	N/A	-20.25%	-30.00%
- 40%	N/A	-30.25%	-40.00%
- 50%	N/A	-40.25%	-50.00%
- 60%	N/A	-50.25%	-60.00%
- 70%	N/A	-60.25%	-70.00%
- 80%	N/A	-70.25%	-80.00%
- 90%	N/A	-80.25%	-90.00%
-100%	N/A	-90.25%	-100.00%

PA-20